Exhibit 10.1

ACUSHNET COMPANY

EQUITY APPRECIATION RIGHTS PLAN

August 30, 2011

Section 1.                                          Purpose. The purpose of the Acushnet Company Equity Appreciation Rights Plan (the “Plan”) is to provide incentives to designated officers (including, for the avoidance of doubt, the Chairman of the Board) and other key employees of Acushnet Company (the “Company”) and its Subsidiaries, by allowing them to participate in the future success and growth of the Company and its Subsidiaries on the terms, and subject to the conditions, set forth in this Plan. Capitalized terms not otherwise defined in this Plan have the meanings set forth in Schedule A hereto.

Section 2.                                          Equity Appreciation Rights.

(a)                                 Equity Appreciation Rights (“Awards”) granted under this Plan will consist of Common Stock Equivalents (hereinafter referred to individually as a “CSE,” and collectively, as “CSEs”). Subject to the terms and conditions set forth herein and in the participant’s Award, each CSE is intended to represent the appreciation in the value of a share of Common Stock measured from the applicable Grant Date through the applicable Payout Event. Except as may otherwise be provided in the participant’s Award, upon the occurrence of a Payout Event relating to a participant’s CSEs, the Company will become obligated to pay the participant the amount determined under Section 5(a) hereof, payable at the time and in the manner set forth in Section 5 hereof.

(b)                                 Each Award granted under this Plan will be evidenced by a written Award agreement setting forth the Grant Date, the number of CSEs granted to the participant, the Grant Date Value, and any other terms or conditions applicable to such Award, all as determined by the

Board in its sole discretion. In the event of any inconsistency between the terms of this Plan and the terms of any Award, the terms of the Award shall govern to the extent such Award varies the terms set forth in this Plan.

Section 3.                                          Participants; Number of CSEs.

(a)                                 Participation in the Plan will be limited to those officers (including, for the avoidance of doubt, the Chairman of the Board) and other key employees of the Company and its Subsidiaries, or anyone else, as the Board, in its sole discretion, specifically designates from time to time to receive Awards of CSEs under this Plan.

(b)                                 Each participant will be granted a fixed number of CSEs in an amount to be determined by the Board and set forth in the participant’s written Award. The number of CSEs awarded to any participant shall be subject to adjustment as set forth in Section 6(b) hereof.

Section 4.                                          Payout Events.

(a)                                 Except as otherwise provided in a participant’s written Award, a “Payout Event” shall occur with respect to a participant’s CSEs upon the first to occur of (i) a Qualifying Termination, (ii) a Sale of the Company, or (iii) the Expiration Date. The participant’s Payout Event shall be with respect to that number of Vested CSEs held by the participant at the effective time of his or her Payout Event (as determined after taking into account any acceleration of vesting of CSEs provided for under this Plan or the participant’s Award). Upon the occurrence of a Payout Event with respect to a participant’s CSEs, the amount payable, if any, to the participant with respect to such CSEs will be the amount determined under Section 5(a) hereof.

(b)                                 Notwithstanding anything to the contrary herein whether express or implied, any Nonvested CSEs held by a participant upon the occurrence of his or her Payout Event resulting from a Qualifying Termination will be immediately forfeited by the participant for no consideration.

(c)                                  Once a Payout Event shall have occurred with respect to a participant’s CSEs, such CSEs shall be considered to have been terminated and cancelled as of the effective time of such Payout Event. Any CSEs that are thus cancelled as a result of such Payout Event shall be converted into the right to receive the amount determined under Section 5(a) hereof, payable at the time and in the manner set forth in Section 5. The amount determined under Section 5(a), if any, with respect to a participant’s CSEs that are subject to a Payout Event shall be in full consideration for and in cancellation of such CSEs.

(d)                                 Notwithstanding anything to the contrary in this Plan or in a participant’s written Award whether express or implied, in the event of a participant’s Nonqualifying Termination prior to the occurrence of a Payout Event, the participant’s Vested CSEs and Nonvested CSEs shall be forfeited and the participant shall have no right to receive any payments under this Plan or the participant’s Award(s) with respect to any CSEs held by the participant as of the effective date of such Nonqualifying Termination (whether Vested CSEs or Nonvested CSEs). A participant will not be entitled to any payment or other consideration for any CSEs that are forfeited hereunder.

(e)                                  CSEs that are forfeited may be re-granted by the Board to one or more participants selected by and under terms determined by the Board in its sole discretion.

Section 5.                                          Payments.

(a)                                 Upon the occurrence of a Payout Event with respect to a participant’s CSEs, the participant shall be entitled to a payment from the Company with respect to such CSEs in an amount equal to (1) the positive excess (if any) of the CSE Value on the date of the applicable

Payout Event less the Grant Date Value, multiplied by (2) the number of Vested CSEs subject to such Payout Event.

(b)                                 Notwithstanding anything to the contrary in this Plan or any Award granted hereunder, upon the occurrence of a Payout Event resulting from a Qualifying Termination or Expiration Date occurring any time after an IPO, the Company may elect to make a portion (up to 50%) of the payment to be made to a participant under Section 5(a) in shares of common equity securities of the resulting publicly traded entity.

(c)                                  Amounts due to a participant following a Payout Event will be paid in a lump sum payment not later than 90 days following the effective time of the applicable Payout Event, but in any event no such payment shall be made more than 2 and ½ months following the end of the calendar year in which the applicable Payout Event occurred.

Section 6.                                          Other Terms and Conditions.

(a)                                 Designated Beneficiary. In the event of the death of a participant prior to the date of payment of any amounts otherwise due to the participant hereunder, any remaining amounts payable under this Plan shall thereafter be made to such person or persons who were specifically designated by the participant as the person or persons (who may be designated successively or contingently) to receive payments under this Plan following the participant’s death by filing a written beneficiary designation with the Company during the participant’s lifetime. Such beneficiary designation shall be in such form as may be prescribed by the Company and may be amended from time to time or may be revoked by the participant pursuant to written instruments filed with the Company during the participant’s lifetime. Beneficiaries designated by a participant may be any natural or legal person or persons, including a fiduciary, such as a trustee of a trust or the legal representative of an estate. Unless otherwise provided by the beneficiary designation filed by a participant, if all of the persons so designated die before the participant on the occurrence of a contingency not contemplated in such beneficiary designation, then any remaining amounts payable under this Plan, if any, shall thereafter be paid to the participant’s estate.

(b)                                 Adjustments. In the event of any change in the capital structure of the Company or its parent, Alexandria Holdings Corp., (such as by stock dividend, stock split, combination, or similar transaction), or any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company or Alexandria Holdings Corp. not resulting in a Sale of the Company or Alexandria Holdings Corp., the Board shall make such reasonable and appropriate adjustments in the number of CSEs, the Grant Date Value, and the manner in which the CSE Value will be subsequently determined, so that the aggregate amount potentially payable with respect to each outstanding Award as of the time of such transaction shall not be changed as a result thereof. Any such adjustments as determined by the Board shall be conclusive and binding on each participant and each participant’s successors, assigns, heirs and legal representatives for all purposes of the Plan. Nothing in this Plan will in any way prohibit the Company or Alexandria Holdings Corp. from merging with or consolidating into another corporation or other entity or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence.

(c)                                  Withholding. Any payments to be made under this Plan shall be net of any taxes required by law to be withheld with respect to such payment. If the Company shall be required, prior to the date on which payments are otherwise to be made to a participant under this Plan, to withhold any taxes in connection with any CSEs awarded to the participant, the participant agrees that the Company shall have the right to withhold such taxes from the participant’s base salary or other available cash compensation, or to otherwise require the participant to provide the Company with a payment in the amount of such required withholding taxes.

(d)                                 No Rights of a Shareholder. The receipt of an Award by a participant and the granting of CSEs thereunder shall not entitle the participant to vote, to receive dividend distributions, to audit or review the Company’s or any Affiliate’s books and records, or to otherwise act as a shareholder of the Company or any Affiliate, it being understood that CSEs awarded hereunder do not result in or reflect an actual equity interest in the Company or any of its Affiliates.

(e)                                  Assets. No assets shall be segregated or earmarked by the Company in respect of any Award of CSEs granted under the Plan. The Plan and the granting of Awards hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company. All amounts payable pursuant to this Plan shall be paid from the general assets of the Company or such other entity as the Board may determine. This Plan is intended to be an unfunded nonqualified deferred compensation arrangement which is neither an “employee welfare benefit plan” nor an “employee pension benefit plan” within the meaning of Section 3(1) or (2) of the Employee Retirement Income Security Act of 1974, as amended, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

(f)                                   Expenses. The Company will bear all expenses incurred by it in administering this Plan but shall not be responsible for the taxes or other expenses incurred by participants in connection with this Plan or any Awards granted hereunder.

(g)                                  No Obligation. The Board’s designation of an individual as a participant in any year shall not require the Board to designate such person to receive an Award of CSEs in any other year. Neither this Plan nor any Awards granted hereunder shall create any obligation on the part of the Company or any Affiliate to continue any other compensation plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any Award made hereunder shall give any participant any right with respect to continuance of employment by the Company or any Affiliate, or any specific aggregate amount of compensation, nor shall there be any limitations on the right of the Company or any Affiliate to terminate such participant’s employment at any time for any reason whatsoever, subject to the terms of any separate employment agreement to the contrary. Amounts payable under this Plan, if any, shall not be treated as eligible compensation or bonuses for purposes of any qualified or non-qualified retirement plan, any other compensation plans, or any other program maintained by the Company or any Affiliate.

(h)                                 Liability. No member of the Board shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for anything done or omitted to be done by such member. The Company will fully indemnify and hold each member of the Board harmless from any liability hereunder, except in circumstances involving his or her bad faith, gross negligence or fraud. The Company or the Board may consult with legal counsel, who may be counsel for the Company, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

(i)                                     Nontransferability. Except as otherwise permitted under Section 6(a), no right or interest in any Award granted under this Plan, or in any CSE awarded hereunder shall be assignable or transferable by any participant, and no right or interest of the participant herein shall be pledged by or otherwise made subject to any lien, claim, encumbrance, obligation or liability of the participant, without the prior written consent of the Company. Except as expressly provided in Section 6(a), any payments required under this Plan during a participant’s lifetime shall be made only to the participant.

(j)                                    Resolution of Disputes. In the event any conflicting demands are made upon the Company with respect to any payments due as a result of this Plan, provided that the Company shall not have received prior written notice that said conflicting demands have been finally settled by court adjudication, arbitration, joint order or otherwise, the Company may pay to the participant any and all amounts it determines to be due hereunder and thereupon the Company shall stand fully relieved and discharged of any further duties or liabilities under this Plan.

(k)                                 Amendment or Termination of the Plan. The Board may at any time and from time to time amend the Plan in any respect, subject to any requirement of stockholder approval required by applicable law, regulation, or agreement, or may terminate this Plan, provided, however, that no such amendment may, without the consent of the participant to whom any Award shall previously have been granted, adversely affect the participant’s rights with respect to any CSEs awarded thereunder.

(l)                                     Governing Law. This Plan and all actions taken in connection herewith shall be governed and construed in accordance with the substantive laws of the Commonwealth of

Massachusetts (regardless of the law that might otherwise govern under applicable Massachusetts principles of conflict of laws).

(m)                             Administration. This Plan and any Awards granted hereunder shall be administered and interpreted by the Board. The Board may, subject to the terms of the Plan, make or refrain from making Awards, establish rules and regulations for the administration of the Plan, and establish the written form to be used to evidence such Awards. The Board shall have full authority to construe and interpret the terms and provisions of the Plan and any Awards hereunder, to adopt, alter, waive and repeal such administrative rules, guidelines and practices governing this Plan and to perform all acts, including the delegation of its administrative responsibilities as it shall, from time to time, deem advisable, and to otherwise supervise the administration of this Plan. All such rules, regulations and interpretations relating to the Plan which are adopted by the Board shall be conclusive and binding on all parties. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award granted hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect.

(n)                                 Compliance with Code Section 409A. It is intended that CSEs awarded under this Plan will either be exempt from the requirements of Code Section 409A as “stock rights” that do not provide for the deferral of compensation pursuant to Treasury Regulation § 1.409A-1(b)(5)(i)(B), or will satisfy the requirements of Code Section 409A. This Plan and any Awards hereunder shall be interpreted in a manner consistent with this intent, and any provision that would cause an Award of CSEs hereunder to fail to either satisfy the “stock rights exception” to Code Section 409A, or the requirements of Code Section 409A, shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by Code Section 409A and may be made by the Company without the participant’s consent). Any reference in this Plan or in any Award to Code Section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(o)                                 Effective Date. This Plan was adopted by the Board effective as of August 30, 2011 (the “Effective Date”).

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its duly authorized officer.

/s/ Joseph Nauman

Title:	EVP Corporate and Legal

Schedule A

Definitions

“Affiliate” shall mean, with respect to a specified Person, a Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Awards” shall have the meaning set forth in Section 2 hereof.

“Board” shall mean the Board of Directors of the Company, as duly constituted from time to time.

“Cause” shall mean (i) an act or acts of dishonesty on a participant’s part that results in the participant being indicted for a felony, or (ii) the participant’s willful and continued failure substantially to perform his or her duties and responsibilities as an officer or employee of the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness) after a demand for substantial performance is delivered to the participant by the Board which specifically identifies the manner in which such Board believes the participant has not substantially performed his or her duties.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

“Common Stock” means the common stock of Alexandria Holdings Corp., par value U.S.$0.001 per share.

“CSE” or “CSEs” shall have the meaning set forth in Section 2 hereof.

“CSE Value” shall mean the amount determined by dividing (i) the Enterprise Value as of the effective time of the relevant Payout Event by (ii) the number of shares of Common Stock outstanding, on an as converted, fully diluted basis, as of the effective time of the Payout Event; provided however that (1) in the case of a Payout Event resulting from a Sale of the Company, the CSE Value shall mean the Sale Value per CSE and (2) in the case of a Payout Event resulting from a Qualifying Termination or Expiration Date occurring any time after an IPO, the CSE Value shall mean the Trading Value per CSE.

“EBITDA” shall mean the consolidated operating profit of the Company and its Subsidiaries, before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments, whether paid, payable or capitalized by the Company or any of its Subsidiaries, not including any accrued interest owing to the Company or any of its Subsidiaries, before taking into account any

Exceptional Items (as defined in that certain Agency Agreement relating to multiple classes of Secured Floating Rates Notes due 2013-2015 between the Company, as Issuer, and KDB Asia Limited, as Fiscal Agent, dated as of October 13, 2011, the “Agency Agreement”), before deducting any Acquisition Costs, as defined in the Agency Agreement, after deducting the amount of any profit (or adding back the amount of any loss) of the Company or any of its Subsidiaries which is attributable to minority interests, before taking into account any unrealized gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis), before taking into account any gain or loss arising from an upward or downward revaluation of any other asset or the sale of any asset outside the ordinary course of business at any time after the date of this Plan, before taking into account any purchase price adjustment relating to the Acquisition or any Permitted Acquisition (as defined in the Agency Agreement), before taking into account any extraordinary items and qualified restructuring charges under GAAP and other excludable expense items, all as set forth in Schedule B hereto, and adding back any amount attributable to the amortization and depreciation of assets of the Company and its Subsidiaries (and taking no account of the reversal of any previous impairment charge).

“Enterprise Value” shall mean the amount determined by multiplying (i) the Company’s EBITDA for the Fiscal Year ending on or before the relevant Payout Event by (ii) 10.8; provided, however, that such amount shall be reduced by an amount reflecting all outstanding Indebtedness of the Company and its Subsidiaries, and increased by (1) cash and cash equivalents of the Company and its Subsidiaries and (2) the cumulative interest, dividends and fees paid on or in respect of the Alexandria Holdings Corp. Redeemable Cumulative Preferred Stock, 7.5% Convertible Bonds and 7.5% Bonds with Warrants, as issued on August 23, 2011 pursuant to those certain Securities and Note Purchase Agreements in connection with the acquisition of the Company and its Subsidiaries, or thereafter (including the annual fees paid to Woori Blackstone) and any other interest, dividends, distributions or fees paid to the Alexandria Holdings Corp. stockholders over the period beginning on March 31, 2011 and ending at the time of the applicable Payout Event.

“Expiration Date” shall mean the date specified in the participant’s Award, as determined by the Board in its sole discretion, provided that the Expiration Date specified by the Board shall in no event exceed ten (10) years from the Grant Date of the particular Award.

“Fiscal Year” shall mean the fiscal year of the Company as adopted for financial accounting purposes.

“GAAP” shall mean generally accepted accounting principles in the U.S., consistently applied during the periods involved.

“Good Reason” shall mean:

(i) without the participant’s express written consent, a material change in the duties assigned to a participant, except in connection with the termination of his or her employment as a result of his or her death or by the Company for Disability or Cause or by the participant other than for Good Reason;

(ii) a reduction by the Company in the participant’s then current base salary;

(iii) failure by the Company to substantially maintain the participant’s participation in the Company’s benefit plans; provided that the Company may eliminate the participant’s participation in such plans if participation ceases for similarly situated senior executives and further provided that the Company may make adjustments to the participant’s level of benefits under such plans;

(iv) relocation of the Company’s principal executive offices to a location more than 35 miles from its location on Grant Date of the participant’s Award or the Company requiring the participant to relocate to any office other the Company’s principal executive offices, except for required travel on the Company’s business; or

(v) any reduction in the number of vacation days provided to the participant, unless such reduction is applicable to officers of the Company generally;

provided, however, that termination of employment by the participant under clauses (ii) or (iii) above shall not be deemed to have occurred for Good Reason if the reason for the compensation reduction or failure of benefit plan coverage thereunder is due to a change in the individual elements of aggregate compensation, which change is applicable to officers of the Company generally, without a material reduction in aggregate compensation; provided, further, that the participant must provide written notice to the Company of the existence of Good Reason no later than 90 days after its initial existence, the Company shall have a period of 30 days following its receipt of such written notice during which it may remedy in all material respects the Good Reason condition identified in such written notice, and the participant must terminate employment with the Company no later than 2 years following the initial existence of the Good Reason condition identified in such written notice.

“Grant Date” shall mean the date of grant of CSEs to a participant as specified in the participant’s Award.

“Grant Date Value” shall mean the amount specified by the Board as the Grant Date Value, which amount shall not be less than 100% of the fair market value (as determined for purposes of Code Section 409A) of a share of Common Stock as of the Grant Date.

“Indebtedness” shall mean any and all amounts outstanding in respect of the Notes and the Revolving Facility, each as defined in the Agency Agreement, and any additional notes and refinancings, as measured at the end of the Fiscal Year.

“Independent Third Party” shall mean any Person who, immediately before the contemplated Sale of the Company, (a) does not own in excess of ten percent (10%) of the Common Stock on a fully-diluted basis (a “10% Holder”), (b) is not an Affiliate of a

10% Holder; and (c) is not the spouse or descendent (by birth or adoption) of a 10% Holder.

“IPO” shall mean the initial public offering by the Company or any of its shareholders of common stock of the Company pursuant to a registration statement filed with the United States Securities and Exchange Commission that constitutes a “Qualified IPO” under that certain Shareholders’ Agreement by and among Fila Korea Ltd., Odin 3, LLC and WB Atlas, LLC, as such Shareholders’ Agreement may be amended from time to time.

“Nonqualifying Termination” shall mean a participant’s separation from service with the Company and its Subsidiaries within the meaning of Treasury Regulation §1.409A-1(h) by reason of a separation by the Company for Cause.

“Nonvested CSEs” shall mean any CSEs awarded hereunder that, as of any date, have not yet become Vested CSEs.

“Notice of Termination” Any termination by the Company for Cause shall be communicated by Notice of Termination to the participant and any termination by the participant for Good Reason shall be communicated by Notice of Termination to the Company. For purposes of this Plan, a “Notice of Termination” shall mean a notice in writing which indicates the specific termination provision in this Plan relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the participant’s employment under the provision so indicated.

“Payout Event” shall have the meaning set forth in Section 4(a) hereof.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization, the United States of America or any other nation, state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Qualifying Termination” shall mean a participant’s separation from service with the Company and its Subsidiaries within the meaning of Treasury Regulation §1.409A-1(h) for any reason other than a separation by the Company for Cause.

“Retirement” shall mean the attainment of age 55 and achievement of 10 years of consecutive service to the Company or its Subsidiaries.

“Sale of the Company” shall mean the sale (in a single transaction or a series of related transactions) of the Company to any Independent Third Party or group of Independent Third Parties pursuant to which such Independent Third Party or group of Independent Third Parties acquires (a) a majority (greater than 50%) of the Company’s Common Stock outstanding, on an as converted, fully diluted basis (whether by merger, consolidation, sale or transfer of Common Stock, reorganization, recapitalization or otherwise), or (b) the majority (greater than 50%) of the assets of the Company and its

Subsidiaries, determined on a consolidated basis, or (c) the right to appoint of the majority of the directors of Company.

“Sale Value per CSE” shall mean the amount determined by the Board in good faith as the value of a CSE in connection with a Sale of the Company, taking into account the transaction resulting in a Sale of the Company and the amount and type of consideration paid to the Company or its shareholders, as the case may be. The determination by the Board of the Sale Value per CSE shall be final and binding.

“Subsidiaries” shall mean any other person of which more than 50% of the outstanding voting securities (irrespective of whether at the time capital securities of any other class or classes of such other person shall or might have voting power upon the occurrence of any contingency) is currently or at the time directly or indirectly owned or controlled by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries of the Company.

“Trading Value per CSE” shall mean, in the case of a Payout Event resulting from a Qualifying Termination or Expiration Date occurring any time after an IPO, unless otherwise defined in the participant’s written Award, the market capitalization of the Company as determined by multiplying the total number of shares of the Company’s common stock issued and outstanding immediately after the IPO by the average per share closing price of the Company’s common stock as quoted by the national securities exchange on which the Company’s shares are listed in connection with such IPO for the first three full trading days following the pricing of the Company’s common stock in the IPO.

“Vested CSEs” shall mean that number of CSEs subject to an Award that have previously vested in accordance with the vesting schedule set out in the participant’s written Award.

Schedule B

EBITDA Adjustments

This Schedule B sets forth certain examples and guidelines for the extraordinary items, qualified restructuring charges under GAAP and other excludable expense items to be excluded from EBITDA.

1.              Extraordinary Items

Defined by GAAP as events and transactions which are both unusual in nature and infrequent in occurrence. These costs are not considered part of the Company’s income generated from ordinary operations and are therefore reported on a separate line after operating income on the face of the income statement. Examples of items classified as extraordinary include but are not limited to:

a.              Uninsured losses due to natural disasters, expropriation or political unrest

b.              Costs associated with regulatory changes

2.              Restructuring

Defined by GAAP as broad-based programs that result in a significant modification in the debt, operations or structure of an entity. These costs are reported on a separate line before operating income on the face of the income statement. Examples of items classified as restructuring include but are not limited to:

a.              Employee related costs including severance, termination benefits and related taxes

b.              Costs related to closure of a facility, consolidation of facilities or termination of distribution agreement

c.               Costs associated with elimination or exiting of significant product lines or business segments

d.              Write-down or disposal of fixed assets

e.               Expenses associated with termination of contracts, including leasehold abandonment

f.                Intangible write-offs

3.              Other Excludable Expense Items (Non-Recurring Charges)

a.              Equity Appreciation Rights Plan — Chairman and Chief Executive Officer

b.              Equity Appreciation Rights Plan — Management Group

c.               Discontinued Operations (in accordance with US GAAP)

d.              Litigation settlements (material in nature)

e.               Transaction expenses

f.                Blackstone advisory fee

g.               Costs associated with change of control

h.              Gains or losses from early extinguishment of debt

i.                  Changes in accounting principles promulgated by financial regulatory authorities

j.                 Costs associated with Alexandria Holdings Corp. corporate governance, administration and other matters

FIRST AMENDMENT TO THE

ACUSHNET COMPANY

EQUITY APPRECIATION RIGHTS PLAN

Pursuant to the powers of amendment reserved under Section 6(k) of the Acushnet Company Equity Appreciation Rights Plan effective as of August 31, 2011 (the “Plan”), Acushnet Company, (the “Company”), hereby amends the Plan as follows:

FIRST CHANGE

Effective October 17, 2014, the definition of CSE Value set forth in Schedule A to the Plan is deleted in its entirety and replaced as follows:

“CSE Value” shall mean the amount determined as follows based on the type of Payout Event and time at which such Payout Event occurs:

(1) in the case of a Payout Event resulting from a Sale of the Company, the CSE Value shall mean the Sale Value per CSE;

(2) in the case of a Payout Event resulting from a Qualifying Termination occurring prior to an IPO, the CSE Value shall mean the amount determined by dividing (i) the Enterprise Value determined based on the Company’s EBITDA for the Fiscal Year ending immediately prior to such Qualifying Termination (unless the effective time of such Qualifying Termination occurs on the last day of a Fiscal Year, in which case the Enterprise Value for purposes of this clause (i) shall be determined based on the Company’s EBITDA for the Fiscal Year ending on the date of such Qualifying Termination) by (ii) the number of shares of Common Stock outstanding, on an as converted, fully diluted basis, as of the effective time of the Qualifying Termination;

(3) in the case of a Payout Event Resulting from a Qualifying Termination occurring after an IPO but prior to the Expiration Date of the participant’s Award, the CSE Value shall mean the greater of (x) the Trading Value per CSE divided by the total number of shares of Common Stock outstanding on an as converted, fully diluted basis as of the effective time of the Qualifying Termination and (y) the amount determined in clause (2) above;

(4) in the case of a Payout Event Resulting from the Expiration Date of the participant’s Award, the CSE Value shall mean the greater of (x) the amount determined by dividing (i) the Enterprise Value determined based on the Company’s EBITDA for the 2015 Fiscal Year by (ii) the number of shares of Common Stock outstanding, on an as converted, fully diluted basis, as of December 31, 2015, (y) the amount determined by dividing (i) the Enterprise Value determined based on the Company’s EBITDA for the 2016 Fiscal Year by (ii) the number of shares of Common Stock outstanding, on an as converted, fully diluted basis, as of December 31, 2016, and (z) the Trading Value per CSE,

provided that for purposes of this clause (z), the Trading Value per CSE shall be assumed to be zero if an IPO shall not have occurred prior to the Expiration Date.

SECOND CHANGE

Effective October 17, 2014, the definition of Enterprise Value set forth in Schedule A to the Plan is deleted in its entirety and replaced as follows:

“Enterprise Value” shall mean the amount determined by multiplying (i) the Company’s EBITDA for the relevant Fiscal Year (as specified in the definition of the CSE Value set out herein) by (ii) 10.8; provided, however, that such amount shall be reduced by an amount reflecting all outstanding Indebtedness of the Company and its Subsidiaries, and increased by (1) cash and cash equivalents of the Company and its Subsidiaries and (2) the cumulative interest, dividends and fees paid on or in respect of the Alexandria Holdings Corp. Redeemable Cumulative Preferred Stock, 7.5% Convertible Bonds and 7.5% Bonds with Warrants, as issued on August 23, 2011 pursuant to those certain Securities and Note Purchase Agreements in connection with the acquisition of the Company and its Subsidiaries, or thereafter and any other interest, dividends, distributions or fees paid to the Alexandria Holdings Corp. stockholders over the period beginning on March 31, 2011 and ending at the time of the applicable Payout Event.

THIRD CHANGE

Effective October 17, 2014, Schedule B to the Plan is deleted in its entirety and replaced with the revised Schedule B attached hereto.

The Plan, as amended by the foregoing changes, is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this 24th day of November, 2014.

ACUSHNET COMPANY

/s/ Joseph Nauman
By:	Joseph Nauman
EVP Corporate & Legal and Secretary

Schedule B

EBITDA Adjustments

This Schedule B sets forth certain examples and guidelines for the extraordinary items, qualified restructuring charges under GAAP and other excludable expense items that are not taken into account when calculating EBITDA.

1.              Extraordinary Items

Defined by GAAP as events and transactions which are both unusual in nature and infrequent in occurrence. These costs are not considered part of the Company’s income generated from ordinary operations and are therefore reported on a separate line after operating income on the face of the income statement. Examples of items classified as extraordinary include but are not limited to:

a.              Uninsured losses due to natural disasters, expropriation or political unrest

b.              Costs associated with regulatory changes

2.              Restructuring

Defined by GAAP as broad-based programs that result in a significant modification in the debt, operations or structure of an entity. These costs are reported on a separate line before operating income on the face of the income statement. Examples of items classified as restructuring include but are not limited to:

a.              Employee related costs including severance, termination benefits and related taxes

b.              Costs related to closure of a facility, consolidation of facilities or termination of distribution agreement

c.               Costs associated with elimination or exiting of significant product lines or business segments

d.              Write-down or disposal of fixed assets

e.               Expenses associated with termination of contracts, including leasehold abandonment

f.                Intangible write-offs

3.              Other Excludable Expense Items (Non-Recurring Charges)

a.              Equity Appreciation Rights Plan — Chairman and Chief Executive Officer

b.              Equity Appreciation Rights Plan — Management Group

c.               IPO-related Senior Executive Retention Plan

d.              Replacement Long Term Equity Plan for 2016 and beyond

e.               Discontinued Operations (in accordance with US GAAP)

f.                Litigation settlements (material in nature)

g.               Transaction expenses incurred by the Company associated with a sale, IPO, merger, or reorganization, including but not limited to underwriter fees, advisory/consulting fees, registration and filing fees, transfer and registrar fees, listings fees, legal and accounting fees and expenses, printing and engraving charges, and road show costs

h.              Transaction expenses incurred by the Company associated with any refinancing or restructuring of the Company’s debt, including but not limited to arrangement, syndication, underwriting, funding, commitment, agency or fiscal fees, registration or filing fees, and legal and accounting expenses

i.                  Any costs incurred by the Company in any calendar year for the sole purpose of enabling the Company to comply with the legal, regulatory, investor relations and any other requirements applicable to a publicly traded company, including but not limited to additional legal, accounting, tax, corporate compliance, investor relations and public relations personnel costs, and any expenses associated with operating these and other additional functions that are required to be instituted by virtue of the fact that the Company is publicly traded

j.                 Costs associated with change of control

k.              Gains or losses from early extinguishment of debt

1.              Changes in accounting principles promulgated by financial regulatory authorities

SECOND AMENDMENT TO THE

ACUSHNET COMPANY

EQUITY APPRECIATION RIGHTS PLAN

Pursuant to the powers of amendment reserved under Section 6(k) of the Acushnet Company Equity Appreciation Rights Plan effective as of August 31, 2011 (the “Plan”), Acushnet Company, (the “Company”), hereby amends the Plan as follows:

Effective June 9, 2015, the definition of Sale Value per CSE set forth in Schedule A to the Plan is deleted in its entirety and replaced as follows:

“Sale Value per CSE” shall mean the greater of a) the amount determined by the Board in good faith as the value of a CSE in connection with a Sale of the Company, taking into account the transaction resulting in a Sale of the Company and the amount and type of consideration paid to the Company or its shareholders, as the case may be, and where the determination by the Board of the Sale Value per CSE shall be final and binding and b) the amount determined by (x) multiplying the Company’s month end EBITDA, for the latest twelve months ending on or before the date of the Sale of the Company, by 10.8; provided, however, that such amount shall be reduced by an amount reflecting all outstanding Indebtedness of the Company and its Subsidiaries on the date of the Sale of the Company, and increased by (1) cash and cash equivalents of the Company and its Subsidiaries on the date of the Sale of the Company and (2) the cumulative interest, dividends and fees paid on or in respect of the Alexandria Holdings Corp. Redeemable Cumulative Preferred Stock, 7.5% Convertible Bonds and 7.5% Bonds with Warrants, as issued on August 23, 2011 pursuant to those certain Securities and Note Purchase Agreements in connection with the acquisition of the Company and its Subsidiaries, or thereafter and any other interest, dividends, distributions or fees paid to the Alexandria Holdings Corp. stockholders over the period beginning on March 31, 2011 and ending on the date of the Sale of the Company and (y) then dividing that amount by the number of shares of Common Stock outstanding, on an as converted, fully diluted basis, as of the date of the Sale of the Company.”

The Plan, as amended by the foregoing changes, is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer this 9th day of June, 2015.

ACUSHNET COMPANY

/s/ Joseph Nauman
By:	Joseph Nauman
EVP Corporate & Legal and Secetary

THIRD AMENDMENT TO THE

ACUSHNET COMPANY

EQUITY APPRECIATION RIGHTS PLAN

Pursuant to the powers of amendment reserved under Section 6(k) of the Acushnet Company Equity Appreciation Rights Plan effective as of August 31, 2011, as amended October 17, 2014 and June 9, 2015 (the “Plan”), Acushnet Company (the “Company”) hereby amends the Plan as follows:

Effective May 18, 2016, the definition of “Enterprise Value” set forth in Schedule A to the Plan is deleted in its entirety and replaced as follows:

“Enterprise Value” shall mean the amount determined by multiplying (i) the Company’s EBITDA for the relevant Fiscal Year (as specified in the definition of the CSE Value set out herein) by (ii) 10.8; provided, however, that such amount shall be reduced by an amount reflecting all outstanding Indebtedness of the Company and its Subsidiaries as of the last day of the relevant Fiscal Year, and increased by (1) cash and cash equivalents of the Company and its Subsidiaries as of the last day of the relevant Fiscal Year and (2) the cumulative interest, dividends and fees paid on or in respect of the Alexandria Holdings Corp. Redeemable Cumulative Preferred Stock, 7.5% Convertible Bonds and 7.5% Bonds with Warrants, as issued on August 23, 2011 pursuant to those certain Securities and Note Purchase Agreements in connection with the acquisition of the Company and its Subsidiaries, or thereafter and any other interest, dividends, distributions or fees paid to the Alexandria Holdings Corp. stockholders over the period beginning on March 31, 2011 and ending on the last day of the relevant Fiscal Year.

The Plan, as amended by the foregoing changes, is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed by its duly authorized officer this 18th day of May, 2016.

ACUSHNET COMPANY

/s/ Joseph Nauman
By:	Joseph Nauman
Title:	EVP Corporate & Legal